As filed with the Securities and Exchange Commission on June 24, 2026

Registration No. 333-267101

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RETO ECO-SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

X-702, Tower A, 60 Anli Road, Chaoyang District

Beijing, People’s Republic of China 100101

(+86) 10-64827328

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Agent Services, Inc.

25 Robert Pitt Dr., Suite 204

Monsey, New York 10952

(888) 528-2677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq.

Loeb & Loeb LLP

10100 Santa Monica Boulevard

Suite 2200

Los Angeles, CA 90067

Telephone: +1 310-728-5129

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (“Post-Effective Amendment”) is filed by ReTo Eco-Solutions, Inc. (the “Company”), and amends the registration statement initially filed on Form F-3 (File No. 333-267101) with the Securities and Exchange Commission (the “Commission”) on August 26, 2022 (the “Registration Statement”), registering securities of the Company to be sold using the “shelf registration” process under Rule 415 of the Securities Act of 1933, as amended.

The offering of securities pursuant to the Registration Statement has been abandoned and approximately $23,028,571 of securities were sold under the Registration Statement. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that were registered (including common shares, debt securities, warrants, rights and units to purchase such common shares, warrants and/or debt securities) that remain unsold, the Company hereby amends the Registration Statement to remove from registration all of the securities covered by the Registration Statement which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on June 24, 2026.

ReTo Eco-Solutions, Inc.

By:	/s/ Johnny Tiong Sie Wei
	Name:	Johnny Tiong Sie Wei
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Johnny Tiong Sie Wei as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Johnny Tiong Sie Wei	Chief Executive Officer and Director	June 24, 2026
Johnny Tiong Sie Wei

/s/ Xinyang Li	President and Chief Operating Officer	June 24, 2026
Xinyang Li	(Principal Operating Officer)

/s/ Yue Hu	Chief Financial Officer	June 24, 2026
Yue Hu	(Principal Financial and Accounting Officer)

/s/ Guangfeng Dai	Chairman of the Board	June 24, 2026
Guangfeng Dai

/s/ Zhizhong Hu	Chief Technology Officer	June 24, 2026
Zhizhong Hu

/s/ Di Gan	Director	June 24, 2026
Di Gan

/s/ Tonglong Liu	Director	June 24, 2026
Tonglong Liu

/s/ Lidong Liu	Director	June 24, 2026
Lidong Liu

/s/ Austin Xiaofeng Huang	Director	June 24, 2026
Austin Xiaofeng Huang

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